Banca Commerciale Italiana


MASTER TERM NOTE



For value received, the undersigned (the "Borrower"), HEREBY PROMISES TO PAY to the order of Banca Commerciale Italiana ("BCI") the aggregate unpaid principal amount of this note as shown in BCI's confirmations from time to time ("Confirmations") together with interest computed as set forth herein on the unpaid principal amount of this note outstanding from time to time.

The Borrower has designated, and may from time to time, re-designate, in writing to BCI one or more "Authorized Representatives" who are authorized to request and commit with BCI to the terms (including applicable interest rates) of loans by BCI to Borrower (each an "Advance") by telephone and in writing. Such Authorized Representatives will confirm all telephone transactions in writing to BCI the same day that they are entered into but failure to so confirm shall not affect the Borrower's obligations hereunder.

Each Advance with the date thereof, and each payment made on account of principal hereof, shall be recorded and confirmed by BCI and, prior to any transfer hereof, copies of the Confirmations reflecting then unpaid obligations shall be attached hereto. The interest rate applicable to each Advance will be shown in the Confirmations as a stated annual percentage. Interest will be calculated on the basis of the number of days actually elapsed in a 360 day year and paid on the maturity date of each Advance as shown in its initial Confirmation. Both principal and interest are payable as shown in BCI's Confirmations but if not so stated then in lawful money of the United States of America to the account of BCI's New York Branch No. 026005319 at Federal Reserve Bank, New York, New York, in immediately available funds. In the event the Borrower does not repay the loan at maturity, Borrower authorizes BCI to charge Borrower's accounts with BCI for any amounts due hereunder.

In the absence of manifest error which Borrower agrees to promptly send notice of to BCI after receipt of any Confirmation, the contents of the Confirmations are conclusive and binding on the Borrower as to the existence and amounts of the Borrower's obligations recorded thereon but BCI's failure to complete and send Confirmations shall not impair its rights or reduce the Borrower's obligations hereunder all of which shall be determined from BCI's books and records; provided that no manifest error exists.

If any sum payable on any liability of the Borrower to the holder hereof shall not be paid when due or if the Borrower shall make a general assignment for the benefit of creditors, file a petition in bankruptcy, be adjudicated insolvent or bankrupt, commence any proceeding relating to it under any reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereinafter in effect, or by any act indicate its consent to, approval of or acquiescence in any proceedings for the appointment of any receiver, or a liquidator shall be appointed for the Borrower or for a substantial part of its property, or a petition in bankruptcy or for reorganization shall be filed against the Borrower; then this note and all other present and future demands of any and all kinds of the holder hereof against the Borrower, whether created directly or acquired by assignment, whether absolute or contingent, shall, unless the holder hereof shall otherwise elect, forthwith be due and payable. After maturity upon acceleration or otherwise, each Advance shall bear interest at 3% per annum above the rate applicable to the Advance before maturity but in no event higher than the maximum permitted under New York law. The Borrower will pay all reasonable costs and expenses of the holder of this note in connection with the enforcement of this note including, without limitation, actual reasonable attorney's fees and legal expenses. This note shall be construed according to and governed by the internal law of the State of New York. The Borrower waives diligence, demand, notice of maturity, presentment for payment, notice of dishonor, protest, notice of protest, and notice of any kind in the enforcement of this note.



AST RESEARCH, INC.

/s/ WON S. YANG
by Won S. Yang
Senior Vice President, Finance and
Financial Officer (Acting).